Exhibit 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, C. Michael Gray, state and attest that:

  To the best of my knowledge, based upon a review of the covered reports of Performance Food Group Company and, except as corrected or supplemented in a subsequent covered report:
    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
  I have reviewed the contents of this statement with the company's audit committee.
  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
    Annual Report on Form 10-K for the fiscal year ended December 29, 2001 of Performance Food Group Company;
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Performance Food Group Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.

By: /s/ C. Michael Gray	Subscribed and sworn to before me this 13th day of August, 2002.
Name: C. Michael Gray
Date: August 13, 2002	By: /s/ Mark A. Vitelli
Notary Public

My Commission Expires: 2006